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                                                                     EXHIBIT 23



                      Consent of Independent Accountants


We consent to the incorporation by reference in the registration statements of ICF Kaiser International, Inc. (the Company) on Forms S-8 [Registration Nos. 33-42677 (Non-employee Directors Stock Option Plan), 33-42678 (Stock Incentive
Plan), 33-51460 (Section 401(k) Plan), 33-60663 (Retirement Plan), 33-60661 and
33-65351 (Employee Stock Ownership Plan), 33-60665 (Consultants, Agents and Part Time Employees Stock Plan) and 33-51812 (Employee Stock Purchase Plan)] and on Form S-3 [Registration No. 33-51677 (600,000 Warrants)], and [Registration No. 333-16937 (1,135,795 shares)] of our report dated March 26, 1998, on our audits of the consolidated financial statements and financial statement schedule of ICF Kaiser International, Inc. and Subsidiaries as of December 31, 1997 and 1996, and the years ended December 31, 1997 and 1996, and the ten months ended December 31, 1995, which report is included in the Company's Report on Form 10-K.



McLean, Virginia
March 30, 1998